Exhibit 10.40
[EXECUTION]

February 26, 2020
PNC BANK, NATIONAL ASSOCIATION,
as Agent for and on behalf of the
Lenders as referred to below
2100 Ross Avenue, Suite 1850
Dallas, Texas 75201
Attention: Relationship Manager -Mammoth Energy

Re:    Second Amendment to Amended and Restated Revolving Credit and Security Agreement

Ladies and Gentlemen:

PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for the Lenders from time to time party to the Credit Agreement referred to below (PNC, in such capacity, together with its successors and assigns in such capacity, the “Agent”) for the Lenders from time to time party to the Credit Agreement referred to below, the Lenders party thereto, MAMMOTH ENERGY SERVICES, INC., a corporation organized under the laws of the State of Delaware (formerly Mammoth Energy Services Inc.) (“Mammoth”), as a Borrower, and together with the other Borrowers party to the Credit Agreement referred to below, have previously entered into financing arrangements pursuant to that certain Amended and Restated Revolving Credit and Security Agreement, dated as of October 19, 2018, by and among Borrowers, Agent, and Lenders (as previously amended by the First Amendment to Amended and Restated Revolving Credit and Security Agreement, dated November 5, 2019, as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”), and the Other Documents referred to therein or at any time executed and/or delivered in connection therewith or related thereto. All capitalized terms used herein shall have the meaning assigned thereto in the Credit Agreement, unless otherwise defined herein.
Borrowers have requested that Agent and Lenders (a) amend certain financial covenants in the Credit Agreement, (b) amend the Credit Agreement to increase the aggregate amount of permitted asset dispositions by Borrowers and, in addition to such permitted asset dispositions, permit certain Sale-Leaseback Transactions (defined below), and (c) provide for certain other amendments to the Credit Agreement; and Agent and Lenders are willing to agree to the foregoing, on and subject to the terms and conditions set forth in this letter agreement Re: Second Amendment to Amended and Restated Revolving Credit and Security Agreement (this “Second Amendment”).
In consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Acknowledgment of Obligations, Security Interests and Financing Agreements.

(a)    Acknowledgment of Obligations. Borrowers hereby acknowledge, confirm and agree that as of the date hereof Borrowers are unconditionally indebted to Agent and Lenders as of the close of business on February 25, 2020, in respect of the Advances in the aggregate principal amount of $87,400,000.00 and outstanding Letters of Credit in the Undrawn Amount of $9,036,110.71, together with interest accrued and accruing on the Advances, and all fees, costs, expenses and other sums and charges now or hereafter payable by Borrowers to Agent and Lenders pursuant to the Credit Agreement and the Other Documents, all of which are unconditionally owing by Borrowers to Agent and Lenders pursuant to the Credit Agreement and the Other Documents, in each case without offset, defense or counterclaim of any kind, nature or description whatsoever.
(b)    Acknowledgment of Security Interests. Borrowers hereby acknowledge, confirm and agree that Agent and Lenders have, and shall continue to have, valid, enforceable and perfected security interests in and Liens upon the Collateral heretofore granted by Borrowers to Agent, for the benefit of Lenders and the other Secured Parties, pursuant to the Credit Agreement and the Other Documents or otherwise granted to or held by Agent.
(c)    Binding Effect of Credit Agreement and Other Documents. Borrowers hereby acknowledge, confirm and agree that: (i) each of the Credit Agreement and the Other Documents to which Borrowers are a party has been duly executed and delivered to Agent and Lenders by Borrowers, and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of Borrowers contained in the Credit Agreement and such Other Documents to which they are a party and in this Second Amendment constitute the legal, valid and binding Obligations of Borrowers, enforceable against them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and Borrowers have no valid defense to the enforcement of such Obligations, and (iii) Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Credit Agreement and the Other Documents and pursuant to applicable law, but subject to the terms and conditions of this Second Amendment.
2.    Amendments to Loan Agreement.
(a)    Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Credit Agreement and the Other Documents are hereby amended to include, in addition and not in limitation, the following definitions:
“Permitted Sale-Leaseback Transaction” shall mean the sale and transfer by one or more Borrowers of specified Equipment (the “Sold Equipment”) and, in connection with such sale, the concurrent leasing of the Sold Equipment by one or more Borrowers from the purchaser of such Equipment (the “Equipment Purchaser”), but only so long as:
(a) Agent shall have received not less than ten (10) Business Days prior written notice of any such proposed transaction (a “Sale-Leaseback Transaction”), which notice shall (i) identify the Sold

Equipment in such detail as will enable Agent to identify such Sold Equipment in the then current NOLV Appraisal received by Agent, and (ii) shall set forth, in reasonable detail, the terms of the Sale-Leaseback Transaction;
(b) Agent shall have received such information with respect the Sale-Leaseback Transaction as Agent may reasonably request;
(c) the Sale-Leaseback Transaction is a bona fide arms length transaction with an Equipment Purchaser that is not an Affiliate or Permitted Holder of Borrowers;
(d) both immediately before and after the consummation of such Sale-Leaseback Transaction, no Default or Event of Default has occurred and is continuing;
(e) the purchase price for the Sold Equipment (the “Gross Purchase Price”) (i) shall be in an aggregate amount that is not less than seventy percent (70%) of the appraised net orderly liquidation value of such Sold Equipment, as reasonably determined by Agent based upon the most recent NOLV Appraisal received by Agent, and (ii) shall be payable solely in cash to Borrowers at the time of consummation of the Sale-Leaseback Transaction, and the Net Cash Proceeds (as defined below) thereof shall be remitted directly to a Collection Account, upon closing of the Sale-Leaseback Transaction, and shall be applied by Agent to the then outstanding Advances and any other then outstanding Obligations, in such order and manner as Agent shall determine;
(f) concurrently with the closing of the Sale-Leaseback Transaction, the Eligible Equipment Sublimit shall be thereupon reduced in accordance with the existing terms of such definition;
(g) concurrently with the closing of the Sale-Leaseback Transaction, the Equipment Purchaser shall have entered into a Lien Waiver Agreement in favor of Agent with respect to the Sold Equipment;
(h) Agent shall have received true, correct and complete copies of all agreements, documents and instruments relating to the Sale-Leaseback Transaction, the terms and conditions of which shall be consistent with this definition and shall not otherwise be contrary to any other terms of this Agreement (after giving effect to the Second Amendment); and

(i) Agent shall have received a certificate executed by an Authorized Officer of Borrowing Agent, in form and substance satisfactory to Agent, certifying to Agent that Borrowers have fully satisfied (or shall concurrently with closing of the Sale-Leaseback Transaction fully satisfy) all conditions precedent for a Permitted Sale-Leaseback Transaction set forth in clauses (a) through (e), inclusive, and clause (h) of this definition.
For the purposes hereof, “Net Cash Proceeds” shall mean, with respect to a Sale-Leaseback Transaction, the Gross Purchase Price that is payable by the Equipment Purchaser for the applicable Sold Equipment less the reasonable direct costs and expenses of the applicable Borrowers incurred and paid in cash in connection with closing of such Sale-Leaseback Transaction, including, without limitation, the reasonable fees and expenses of Borrowers’ counsel incurred in connection with such Sale-Leaseback Transaction.
“Sale-Leaseback Transaction” shall have the meaning set forth in the definition of Permitted Sale-Leaseback Transaction.
“Second Amendment” shall mean the letter agreement Re: Second Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of February 26, 2020, by and among Agent, Lenders, and Borrowers.
“Second Amendment Effective Date” shall mean the date of the Second Amendment, which shall be inserted therein by Agent upon satisfaction of all conditions to the effectiveness thereof set forth in Section 4 thereof, as reasonably determined by Agent.
“Second Amendment Fee Letter” shall mean the fee letter dated as of the Second Amendment Effective Date among Borrowers and PNC.
(b)    Applicable Margin. The definition of “Applicable Margin” set forth in Section 1.2 of the Credit Agreement is hereby amended by deleting in its entirety the grid currently set forth therein and substituting therefor the following grid:

EXCESS AVAILABILITY	APPLICABLE MARGINS FOR LIBOR RATE LOANS	APPLICABLE MARGINS FOR DOMESTIC RATE LOANS
If the Usage Amount is less than $40,000,000	3.00%	2.00%
If Excess Availability is the Usage Amount is equal to or greater than $40,000,000 but equal to or less than $75,000,000	3.25%	2.25%
If the Usage Amount is greater than $75,000,000	3.50%	2.50%

(c)    Commitment Amount. The definition of “Commitment Amount” in Section 1.2 of the Credit Agreement is hereby amended by amending and restating clauses (i) thereof in its entirety as follows:
““Commitment Amount” shall mean, (i) as to any Lender other than a New Lender, the Commitment Amount (if any) set forth below such Lender’s name on its signature page to the Second Amendment (or, in the case of any Lender that became party to this Agreement after the Second Amendment Effective Date pursuant to Section 16.3(c) or (d) hereof, the Commitment Amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement),”
(d)    Commitment Percentage. The definition of “Commitment Percentage” in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Commitment Percentage” shall mean, (i) as to any Lender other than a New Lender, the Commitment Percentage (if any) set forth below such Lender’s name on its signature page to the Second Amendment (or, in the case of any Lender that became party to this Agreement after the Second Amendment Effective Date pursuant to Section 16.3(c) or (d) hereof, the Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is a New Lender, the Commitment Percentage provided for in the joinder signed by such New Lender under Section 2.24(a)(ix), in each case as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

(e)    Reduction in Maximum Revolving Advance Amount. The definition of “Maximum Revolving Advance Amount” in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Maximum Revolving Advance Amount” shall mean $130,000,000 less any decreases in accordance with Section 2.25.
(f)    Eligible Equipment Sublimit. The definition of Eligible Equipment Sublimit in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Eligible Equipment Sublimit” shall mean (a) $104,000,000 (the “Initial Equipment Sublimit”) from and after the Second Amendment Effective Date through and including the quarter ending September 30, 2020, and (b) commencing October 1, 2020 and on the first day of each calendar quarter thereafter, the Initial Equipment Sublimit shall be reduced by an amount equal to $1,625,000 (the “Quarterly Reduction”); provided, however, (i) in the event that Borrower sells, transfers or otherwise disposes of any Eligible Equipment included in the calculation of clause (vi) of Section 2.1(a)(y) or any such Eligible Equipment is subject to a casualty event after the Second Amendment Effective Date (any such sale, transfer, disposition or casualty event being referred to as a “Disposition”, and any Eligible Equipment that is the subject of a Disposition being referred to as “Disposed Equipment”), the Eligible Equipment Sublimit shall be thereupon further reduced by an amount equal to the Equipment Advance Rate times the net orderly liquidation value of such Disposed Equipment pursuant to the most recent NOLV Appraisal, and (ii) a reduction in the Eligible Equipment Sublimit as a result of a Disposition in any calendar quarter pursuant to the immediately preceding clause (i) shall in no event limit or affect the regularly scheduled Quarterly Reduction for any calendar quarter thereafter pursuant this clause (b).
(g)    Initial Equipment Sublimit. The definition of Eligible Equipment Sublimit in Section 1.2 of the Credit Agreement is hereby deleted in its entirety to read as follows:
“Initial Equipment Sublimit” shall have the meaning set forth in the definition of Eligible Equipment Sublimit.
(h)    Accordion. Section 2.24 of the Credit Agreement is hereby amended by amending and restating subsection (a)(iii) and subsection (a)(iv) thereof in their entirety to read as follows:
“(iii)    After giving effect to such increase, the Maximum Revolving Advance Amount shall not exceed $180,000,000;

(iv)    Borrowers may not request an increase in the Maximum Revolving Advance Amount under this Section 2.24 more than three (3) times during the Term. The first such request for an increase in the Maximum Revolving Advance Amount shall be for an amount that does not exceed $20,000,000, and any additional request thereafter for an increase in the Maximum Revolving Advance Amount shall be for an amount that is not less than $20,000,000; provided that all such increases in the Maximum Revolving Advance Amount shall not exceed $50,000,000 in the aggregate;”
(i)    Effect of Accordion Exercise. Section 2.24 of the Credit Agreement is hereby further amended by inserting the following sentence as the last sentence of Section 2.24(e):
“Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the effectiveness of any increase to the Commitments provided for under this Section 2.24 shall in no event result in any increase to the Initial Equipment Sublimit or to the Eligible Equipment Sublimit.”
(j)    Maintenance of Existence. Section 6.2(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(b) (i) keep in full force and effect its existence, except that, a Credit Party that has no or de minimis assets and no business operations (a “Shell Credit Party”) may be legally dissolved, so long as (A) an Authorized Officer of Borrowing Agent shall provide Agent with five (5) Business Days written notice of a pending dissolution, certify to Agent that the Credit Party which shall be dissolved is a Shell Credit Party and provide Agent with such related information as Agent shall reasonably request, and (B) Borrowing Agent shall provide Agent with evidence of such legal dissolution as soon as practicable after such dissolution has been effected in the Shell Credit Party’s jurisdiction of formation or incorporation (as applicable), and (ii) comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect;”
(k)    Elimination of Interest Coverage Ratio. Section 6.5(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    [Reserved]”
(l)    Leverage Ratio. Section 6.5(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)    Leverage Ratio. Maintain as of the last day of the fiscal quarter ending September 30, 2020 and as of the last day of each fiscal quarter thereafter, for the four fiscal quarter period then ending, a ratio of Funded Debt to EBITDA (the “Leverage Ratio”) of not greater than 2.5 to 1.00; provided, however, that the Leverage Ratio for the fiscal quarter ending September 30, 2020 shall be annualized based on a calculation period commencing January 1, 2020.
(m)    Minimum Excess Availability. Section 6.5 of the Credit Agreement is hereby amended by inserting therein the following new minimum Excess Availability financial covenant as Section 6.5(c):
“(c)    Minimum Excess Availability. Maintain Excess Availability in an amount not less than ten percent (10%) of the Maximum Revolving Advance Amount at all times during the period from and after the Second Amendment Effective Date through and including September 30, 2020.”
(n)    Fixed Charge Coverage Ratio. Section 6.5 of the Credit Agreement is hereby amended by inserting therein the following new Fixed Charge Coverage Ratio financial covenant as Section 6.5(d):
“(d)    Fixed Charge Coverage Ratio. Maintain as of the last day of the fiscal quarter ending September 30, 2020 and as of the last day of each fiscal quarter thereafter, for the four fiscal quarter period then ending, a Fixed Charge Coverage Ratio of at least 1.10:1.00, provided, however, that (i) the Fixed Charge Coverage Ratio for the fiscal quarter ending September 30, 2020 shall be annualized based on a calculation period commencing January 1, 2020, and (ii) for the purpose of calculating the Fixed Charge Coverage Ratio for the fiscal quarter ending September 30, 2020, cash taxes paid shall be reduced by the $5,877,837 tax refund received by the Borrowers on December 17, 2019.”
(o)    Permitted Asset Dispositions. Section 7.1(b) of the Credit Agreement is hereby amended by amending and restating clause (vi) thereof in its entirety as follows:
“(vi) a disposition in any single transaction or series of related transactions of assets with a value of less than $5,000,000 individually or $25,000,000 in the aggregate during any calendar year, provided, that, (A) if and to the extent that assets sold in any calendar year exceed $5,000,000 and assets sold in excess of such dollar amount consist of Eligible Equipment, then the aggregate purchase price payable in connection with the sale of such Eligible Equipment shall be in an aggregate amount that is not less than seventy percent (70%)

of the appraised net orderly liquidation value of such Equipment, as reasonably determined by Agent based upon the most recent NOLV Appraisal received by Agent, and (B) concurrently with the sale of any Eligible Equipment specified in the immediately preceding clause (A), the Eligible Equipment Sublimit shall be thereupon reduced in accordance with the existing terms of such definition;”
(p)    Permitted Sale-Leaseback. Section 7.1(b) of the Credit Agreement is hereby amended by deleting the word “or” which currently appears immediately prior to clause (xi) of such Section 7.1(b) and inserting the following new clause (xii) immediately following such clause (xi):
“and (xii) Permitted Sale-Leaseback Transactions.”
(q)    Projections. Section 9.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“9.12.    Projected Operating Budget.
(a)    Furnish Agent and Lenders, no later than thirty (30) days following the beginning of each Borrower’s fiscal years, a month by month projected operating budget and cash flow of Borrowers on a consolidated and consolidating basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared that could reasonably be expected to result in a Material Adverse Effect.
(b)    Furnish Agent and Lenders, no later than forty-five (45) days after each of the first two (2) fiscal quarters of Borrowers’ fiscal year ending December 31, 2020, updates to the Projections for the 2020 fiscal year (as previously provided to Agent and Lenders pursuant to Section 9.12(a)) for the balance of the 2020 fiscal year.
3.    Representations, Warranties and Covenants. Borrowers hereby represent, warrant and covenant to Agent and Lenders the following (which shall survive the execution and delivery of this Second Amendment), the truth and accuracy of which are a continuing condition of the making of Advances to Borrowers:
(a)    This Second Amendment and each other agreement or instrument to be executed and delivered by Borrowers in connection herewith (collectively, together with this Second Amendment, the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary action on the part of Borrowers, and the agreements and obligations of Borrowers contained herein and therein constitute the legal, valid and binding obligations of Borrowers, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditor’s rights generally and by general principles of equity;
(b)    The execution, delivery and performance of this Second Amendment (i) are all within Borrowers’ corporate or limited liability company powers, as applicable, (ii) are not in contravention of law or the terms of Borrowers’ certificate or articles of organization or formation, operating agreement or other organizational documentation, or any indenture, agreement or undertaking to which Borrowers are a party or by which Borrowers or their property are bound and (iii) shall not result in the creation or imposition of any Lien, claim, charge or encumbrance upon any of the Collateral, other than Permitted Encumbrances;
(c)    All of the representations and warranties set forth in the Credit Agreement and the Other Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date; and
(d)    After giving effect to this Second Amendment, no Default or Event of Default exists as of the date of this Second Amendment.
4.    Conditions Precedent. The amendments set forth in Section 2 of this Second Amendment and the other agreements set forth in this Second Amendment shall not be effective until each of the following conditions precedent are satisfied in a manner satisfactory to Agent:
(a)    the receipt by Agent of (i) this Second Amendment, duly authorized and executed by Borrowers, Lenders and Agent and (ii) the Second Amendment Fee Letter, duly authorized and executed by Borrowers and Agent;
(b)    payment by Borrowers to Agent, for the ratable benefit of Lenders, of the amendment and forbearance fee set forth in Second Amendment Fee Letter; and
(c)    immediately after giving effect to the amendments and agreements set forth herein, there shall exist no Default and no Event of Default.
5.    Effect of this Amendment. This Second Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. This Second Amendment constitutes an Other Document. Except as expressly amended and waived pursuant hereto, no other changes or modifications or waivers to Credit Agreement and the Other Documents are intended or implied, and in all other respects the Credit Agreement and Other Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Credit Agreement or any of the Other Documents are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.
6.    Release of Agent and Lenders; Covenant Not to Sue.
(a)    In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrowers, on behalf of themselves and their agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasor”), hereby absolutely, unconditionally and irrevocably release and forever discharge Agent or any or all of the Lenders in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (Agent and Lenders and all such other parties being hereinafter referred to collectively as the “Lender Releasees” and individually as a “Lender Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every kind and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Releasor may now or hereafter own, hold, have or claim to have against the Lender Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises from the beginning of the world to the day of execution of this Second Amendment, in each case solely for or on account of, or in relation to, or in any way in connection with the Credit Agreement or any of the Other Documents, as amended and supplemented through the date hereof.
(b)    Borrowers understand, acknowledge and agree that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provision of such release.
(c)    Borrowers agree that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.
(d)    Borrowers, on behalf of themselves and their successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably covenant and agree with each Releasee that they will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Releasors pursuant to Section 9(a) above. If any Releasor violates the foregoing covenant, such Releasor agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all reasonable and documented attorneys’ fees and costs incurred by any Releasee as a result of such violation.
7.    Reviewed by Attorneys. Borrowers represent and warrant that they: (a) understand fully the terms of this Second Amendment and the consequences of the execution and delivery hereof, (b) have been afforded an opportunity to have this Second Amendment reviewed by, and to discuss the same with, such attorneys and other persons as Borrowers may wish, and (c) have each entered into this Second Amendment of its own free will and accord and without threat, duress or other coercion of any kind by any person. Borrowers acknowledge and agree that this Second Amendment shall not be construed more favorably in favor of Borrowers, on the one hand, or Agent and Secured Parties, on the other hand, based upon which party drafted the same, it being acknowledged that Agent and Secured Parties and Borrowers contributed substantially to the negotiation and preparation of this Second Amendment.
8.    Further Assurances. Borrowers shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Second Amendment.
9.    Governing Law. The rights and obligations hereunder of each of the parties hereto shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.
10.    Binding Effect. This Second Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
11.    Counterparts. This Second Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Second Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Second Amendment by telecopier shall have the same force and effect as delivery of an original executed counterpart of this Second Amendment. Any party delivering an executed counterpart of this Second Amendment by telecopier also shall deliver an original executed counterpart of this Second Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Second Amendment as to such party or any other party.
[SIGNATURE PAGES FOLLOW]

MAMMOTH ENERGY SERVICES, INC.
MAMMOTH ENERGY PARTNERS LLC
REDBACK ENERGY SERVICES LLC
REDBACK COIL TUBING LLC
REDBACK PUMPDOWN SERVICES LLC
MUSKIE PROPPANT LLC
PANTHER DRILLING SYSTEMS LLC
BISON DRILLING AND FIELD SERVICES LLC
BISON TRUCKING LLC
WHITE WING TUBULAR SERVICES LLC
GREAT WHITE SAND TIGER LODGING LTD.
STINGRAY PRESSURE PUMPING LLC
SILVERBACK ENERGY LLC
MAMMOTH ENERGY INC.
BARRACUDA LOGISTICS LLC
WTL OIL, LLC
MR. INSPECTIONS LLC
SAND TIGER HOLDINGS INC.
MAMMOTH EQUIPMENT LEASING LLC
COBRA ACQUISITIONS LLC
LION POWER SERVICES LLC

By:    /s/ Mark Layton
Name:    Mark Layton
Title:    Chief Financial Officer

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PIRANHA PROPPANT LLC
MAKO ACQUISITIONS LLC
HIGHER POWER ELECTRICAL, LLC
STURGEON ACQUISITIONS LLC
TAYLOR FRAC, LLC
TAYLOR REAL ESTATE INVESTMENTS, LLC
SOUTH RIVER ROAD, LLC
STINGRAY ENERGY SERVICES LLC
STINGRAY CEMENTING LLC
5 STAR ELECTRIC, LLC
DIRE WOLF ENERGY SERVICES LLC
MAMMOTH EQUIPMENT LEASING II LLC
COBRA LOGISTICS HOLDINGS LLC
BISON SAND LOGISTICS LLC
COBRA CARIBBEAN LLC
TIGER SHARK LOGISTICS LLC
WOLVERINE SAND LLC
ANACONDA MANUFACTURING LLC
BLACK MAMBA ENERGY LLC
COBRA CONTROLS LLC
COBRA SERVICES LLC
STINGRAY CEMENTING AND ACIDIZING LLC
AQUAHAWK ENERGY LLC
AQUAWOLF LLC
IVORY FREIGHT SOLUTIONS LLC
ORCA ENERGY SERVICES LLC
SEAWOLF ENERGY SERVICES LLC
SILVERBACK LOGISTICS LLC
COBRA PACIFIC LLC
IFX TRANSPORT LLC
PYTHON EQUIPMENT LLC

By:    /s/ Mark Layton
Name:    Mark Layton
Title:    Chief Financial Officer

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[Signature Page to Second Amendment– Mammoth]

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Acknowledged and Agreed:

PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent
By: /s/ Brad Higgins Name: Brad Higgins Title: Senior Vice President Commitment Percentage: 54.054054% Commitment Amount: $70,270,270.27

BARCLAYS BANK PLC, as a Lender
By: /s/ Sydney G. Dennis Name: Sydney G. Dennis Title: Director Commitment Percentage: 18.918919% Commitment Amount: $24,594,594.59 CREDIT SUISSE AG, Cayman Islands Branch, as a Lender
By: /s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory
By: /s/ Christopher Zybrick
Name: Christopher Zybrick
Title: Authorized Signatory
Commitment Percentage: 13.513514%
Commitment Amount: $17,567,567.57

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UMB BANK, N.A., as a Lender
By: /s/ Stuart Sullivan Name: Stuart Sullivan Title: Senior Vice President Commitment Percentage: 13.513514% Commitment Amount: $17,567,567.57

[Signature Page to Second Amendment– Mammoth]